ALLOCATION AGREEMENT

         AGREEMENT made as of this first day of May 2000, by and among the Short Term Government Income Fund, the Intermediate Term Government Income Fund, the Institutional Government Income Fund, the Money Market Fund, the Bond Fund and the High Yield Fund, each a series of Touchstone Investment Trust; the Tax-Free Money Fund, the Tax-Free Intermediate Term Fund, the Ohio Tax-Free Money Fund, the Ohio Insured Tax-Free Fund, the California Tax-Free Money Fund and the Florida Tax-Free Money Fund, each a series of Touchstone Tax-Free Trust; the Utility Fund, the Equity Fund, the Growth/Value Fund, the Aggressive Growth Fund, the International Equity Fund, the Emerging Growth Fund, the Enhanced 30 Fund and the Value Plus Fund, each a series of Touchstone Strategic Trust; the Small Cap Value Fund, the Emerging Growth Fund, the International Equity Fund, the Income Opportunity Fund, the High Yield Fund, the Value Plus Fund, the Growth & Income Fund, the Enhanced 30 Fund, the Balanced Fund, the Bond Fund and the Standby Income Fund, each a series of Touchstone Variable Series Trust ("TVST"); Baron Small Cap Portfolio, Gabelli Large Cap Value Portfolio, Harris Bretall Sullivan & Smith Equity Growth Portfolio, and Third Avenue Value Portfolio, each a series of The Legends Fund, Inc.; Select Ten Plus Division-March, Select Ten Plus Division-June, Select Ten Plus Division-September, and Select Ten Plus Division-December, each a series of Separate Account Ten of Integrity Life Insurance Company; and Select Ten Plus Portfolio-March, Select Ten Plus Portfolio-June, Select Ten Plus Portfolio-September, and Select Ten Plus Portfolio-December, each a series of Select Ten Plus Fund,
LLC (collectively the "Funds"), all open-end investment companies registered under the Investment Company Act of 1940, and IFS Holdings, Inc., Integrated Fund Services, Inc., IFS Fund Distributors, Inc., Capital Analysts Incorporated, Touchstone Securities, Inc., Touchstone Advisors, Inc., Todd Investment Advisors, Inc., Fort Washington Investment Advisors, Inc. Flexible Spending Plan, Fort Washington Brokerage Services, Inc. and Fort Washington Investment Advisors, Inc. (collectively the "Parties").

         WHEREAS,   pursuant  to  the  requirements  of  Rule  17g-1  under  the
Investment Company Act of 1940 ("Rule 17g-1"), the Funds are required to maintain a fidelity bond against larceny and embezzlement, covering certain of their officers and employees; and

         WHEREAS, Rule 17g-1 provides that where two or more investment companies are managed by the same person (or affiliates), or their shares are distributed by the same person (or affiliates), such investment companies may enter into a joint fidelity bond with each other and the persons (or affiliates) engaged in the management and/or distribution of the shares of such companies (and certain affiliates)(a "Joint Insured Bond"); and

         WHEREAS, the shares of all of the Funds are distributed by Touchstone Securities, Inc.; and

         WHEREAS, all of the Funds are advised or subadvised by Touchstone Advisors, Inc., Todd Investment Advisors, Inc., and/or Fort Washington Investment Advisors, Inc.; and

         WHEREAS, Integrated Fund Services, Inc. acts as transfer agent for certain of the Funds; and

         WHEREAS, IFS Fund Distributors, Inc. and Fort Washington Brokerage Services, Inc. are affiliated broker dealers of certain of the Funds and are engaged in their distribution; and

         WHEREAS, Fort Washington Investment Advisors, Inc. Flexible Spending Plan acts as a spending plan for officers, directors, or employees of persons named in the bond; and

         WHEREAS, the Parties have entered into such a Joint Insured Bond with Fidelity and Deposit Company of Maryland in accordance with Rule 17g-1 (such Joint Insured Bond as it is currentlyconstituted and as it may be amended from time to time being hereinafter referred to as the "Bond"); and

         WHEREAS, Rule 17g-1 provides that the amount of insurance coverage under a Joint Insured Bond shall be at least equal to the sum of the total amount of coverage which each party to such bond would have been required under Rule 17g-1 to provide and maintain individually; and

         WHEREAS, the Parties desire to provide for: (1) the method by which the amount of coverage provided under the Bond will be determined from time to time and (2) an equitable and proportionate allocation of any proceeds received under the Bond in the event that two or more of the Parties suffer loss and consequently are entitled to recover under the Bond;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties agree as follows:

I.       Definitions

                  A. Minimum Coverage Requirement - the minimum amount of fidelity bond coverage required to be maintained on a current basis by each of the Parties, such amount with respect to the Funds being based upon their respective gross assets and being determined as of the close of the most recent fiscal quarter in accordance with the table set forth in paragraph (d) of Rule 17g-1 as it may from time to time be amended by the Securities and Exchange Commission and, with respect to each of the Parties other than the Funds, the amount required pursuant to federal statutes and regulations.

                  B. Fidelity Coverage - the total amount of coverage provided under the Bond.

                  C. Actual Loss - the total amount of pecuniary loss suffered by a Party under circumstances covered by the terms of the Bond without regard to whether the amount of Fidelity Coverage is sufficient to enable such Party to recover the total amount of such pecuniary loss.

                  D. Excess Coverage - the amount by which the Fidelity Coverage exceeds the amount of the combined Minimum Coverage Requirements of the Parties suffering Actual Loss.

II.      The Amount of the Bond

                  It shall be the intent of the Parties that the amount of the Fidelity Coverage at all times shall be at least equal to the amount of the combined Minimum Coverage Requirements of the Parties.

III.     Allocation of Recovery Under the Bond

                  In the event Actual Loss is suffered by any two or more of the Parties, any recovery under the Bond will be allocated among such Parties in the following manner:

         a. If the Fidelity Coverage exceeds or is equal to the amount of the combined Actual Losses of the Parties suffering Actual Loss, then each such Party shall be entitled to recover the amount of its Actual Loss.

         b. If the recovery received under the Fidelity Coverage is inadequate to indemnify fully all Parties suffering Actual Loss, then recovery shall be allocated among the parties as follows:

(i) Each Fund shall be allocated an amount at least equal to its Minimum Coverage Requirement (determined in accordance with the provisions of Rule 17g-1) which would have been required to be maintained by the Fund under a single insured bond; and

(ii) The remaining portion (if any) of the recovery shall be allocated to each Party not fully indemnified by the allocation under subparagraph (i) in the same proportion as the portion of each Party's loss which is not fully indemnified bears to the sum of the unindemnified losses of all Parties. If such allocation would result in any Party receiving a portion of the recovery in excess of the Actual Loss sustained by it, the aggregate of such excess portion shall be reallocated (in the same manner as provided in the preceding sentence) to and among the other Parties whose Actual Loss would not be fully indemnified as a result of the foregoing allocation.

IV.      Execution

                  This Agreement may be executed in multiple counterparts which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date above mentioned.

TOUCHSTONE INVESTMENT TRUST         TOUCHSTONE TAX-FREE TRUST


By:  /s/ Jill T. McGruder           By: /s/ Jill T. McGruder
-------------------------           -------------------------

TOUCHSTONE STRATEGIC TRUST          TOUCHSTONE VARIABLE SERIES TRUST


By:  /s/ Jill T. McGruder            By:  /s/ Jill T. McGruder
-------------------------            --------------------------

THE LEGENDS FUND, INC.               SEPARATE ACCOUNT TEN of INTEGRITY LIFE
                                     INSURANCE COMPANY

By: /s/ Kevin Howard                 By:  /s/ Kevin Howard
-------------------------            -----------------------------

SELECT TEN PLUS FUND, LLC            TODD INVESTMENT ADVISORS, INC.


By:/s/ Kevin Howard                   By:  /s/ William F. Ledwin
-------------------------             -----------------------------

INTEGRATED FUND SERVICES, INC.        TOUCHSTONE SECURITIES, INC.


By:  /s/ Jill T. McGruder             By: /s/ Jill T. McGruder
-------------------------             -----------------------------

IFS HOLDINGS, INC.                   TOUCHSTONE ADVISORS, INC.


By:  /s/ Jill T. McGruder             By:  /s/ Jill T. McGruder
-------------------------             ------------------------------

IFS FUND DISTRIBUTORS, INC.           FORT WASHINGTON INVESTMENT
                                      ADVISORS, INC.

By:  /s/ Jill T. McGruder             By:  /s/ William F. Ledwin
----------------------------          ------------------------------

FORT WASHINGTON BROKERAGE             FORT WASHINGTON
SERVICES, INC.                        INVESTMENT ADVISORS, INC.
                                      FLEXIBLE SPENDING PLAN


By:  /s/ Jill T. McGruder              By: /s/ William F. Ledwin
---------------------------            ----------------------------

CAPITAL ANALYSTS
INCORPORATED

By: /s/ William F. Ledwin
----------------------------